Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno NV 89501
Phone: 775.323.1980
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169 Phone: 702.387.6073
ShermanHoward.com

May 23, 2023

Smart for Life, Inc.

990 South Rogers Circle

Suite 3

Boca Raton, Florida 33487

Re:	Smart for Life, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Smart for Life, Inc., a Nevada corporation (the “Company”), in connection with the registration and issuance by the Company of (a) 206,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (b) pre-funded Warrants (the “Pre-Funded Warrants”) to purchase up to 378,892 shares of Common Stock (the “Pre-Funded Warrant Shares”). The Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares are referred to herein collectively as the “Securities.”

The Securities are being issued pursuant to a Securities Purchase Agreement dated May 17, 2023 (the “Purchase Agreement”) by and among the Company and each of the Purchasers as identified in the Purchase Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Current Report”), as well as an effective registration statement (the “Registration Statement”) on Form S-3 (File No. 333-271052), the prospectus dated April 10, 2023, included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated May 17, 2023 (the “Prospectus Supplement”) to be filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Purchase Agreement;

(c) Form of the Pre-Funded Warrants;

(d) resolutions of the Board of Directors related to issuance of the Shares, Pre-Funded Warrants, and Pre-Funded Warrant Shares; registration of the Shares and Pre-Funded Warrant Shares under the Securities Act; and authorization of the Company to execute and deliver agreements and perform its obligations under the agreements related to the issuance of the Shares and Pre-Funded Warrant Shares; and

May 23, 2023 Page 2

(e) such other corporate records of the Company, certificates, and forms of agreements and instruments as relevant related to the issuance and the registration of the Shares and Pre-Funded Warrants under the Securities Act as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed:

(a) the legal capacity of all natural persons executing the documents;

(b) the genuineness of all signatures on the documents;

(c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d) that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the parties to such documents; and

(f) the execution and delivery by all parties of the documents and that all such documents are valid, binding, and enforceable against the parties thereto.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a) the Shares have been duly authorized, and when issued pursuant to the terms of the Purchase Agreement will be validly issued, fully paid, and nonassessable; and

(b) the Pre-Funded Warrant Shares have been duly authorized, and upon issuance upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.